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                                                                    EXHIBIT 23.1



             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


The Board of Directors
BancTrust Financial Group, Inc.

We consent to the use of our reports with respect to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                                    /s/ KPMG LLP

Birmingham, Alabama
September 8, 2005